Exhibit 99.1

Contacts:

Investor Relations:

Angela White

ir@vistaprint.com

781-652-6480

Media Relations:

Jason Keith

publicrelations@vistaprint.com

781-652-6444

VistaPrint Reports 2009 Second Fiscal Quarter Financial Results

•	Quarterly revenue rose 32 percent year over year to $138.9 million

•	GAAP net income per fully diluted share rose 75 percent year over year to $0.42

•	Non-GAAP adjusted net income per fully diluted share rose 66 percent year over year to $0.53

•	42 percent of revenue came from non-US markets

Hamilton, Bermuda, January 27, 2009 — VistaPrint Limited (Nasdaq: VPRT), the small business marketing company, today announced financial results for the 2009 second fiscal quarter ending December 31, 2008.

“VistaPrint executed well in the second quarter with revenue and earnings that exceeded guidance,” said Robert Keane, president and chief executive officer. “We believe that VistaPrint remains on track to achieve our goal of transforming small business marketing thanks to a superior value proposition, numerous competitive advantages, dedicated and talented employees, and financial and operating discipline.”

Financial Metrics:

•	Revenue for the second quarter of fiscal year 2009 grew to $138.9 million, a 32 percent increase over revenue of $105.0 million reported in the same quarter a year ago.

•	Gross margin (revenue minus the cost of revenue) in the second quarter was 63.5 percent, compared to 62.0 percent in the same quarter a year ago.

•

Operating income in the second quarter was $20.7 million, or 14.9 percent of revenue, and reflected a 75 percent increase compared to $11.8 million, or 11.2 percent of revenue in the same quarter a year ago.

•

GAAP net income for the second quarter was $18.5 million, or 13.4 percent of revenue, representing a 66 percent increase compared to $11.2 million, or 10.6 percent of revenue in the same quarter a year ago.

•	GAAP net income per fully diluted share for the second quarter was $0.42, representing a 75 percent increase compared to $0.24 in the same quarter a year ago.

•

Non-GAAP adjusted net income for the second quarter, which excludes share-based compensation expense, was $23.5 million, or 16.9 percent of revenue, representing a 57 percent increase compared to $15.0 million, or 14.3 percent of revenue in the same quarter a year ago.

•

Non-GAAP adjusted net income per fully diluted share for the second quarter, which excludes share-based compensation expense, was $0.53, representing a 66 percent increase compared to $0.32 in the same quarter a year ago.

•	Capital expenditures in the second quarter were $27.3 million, or 19.6 percent of revenue.

•

During the second quarter, the Company generated $44.1 million in cash from operations and $15.1 million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, net, and capitalization of software and website development costs.

•	The Company had $111.0 million in cash, cash equivalents and short-term marketable securities as of December 31, 2008.

•

During the second quarter the Company repurchased 2,554,302 common shares for $45.5 million, at an average per-share price of $17.82, as part of the share repurchase program authorized by the Board of Directors.

Operating Highlights:

•	VistaPrint acquired approximately 1.5 million new customers in the second fiscal quarter ended December 31, 2008.

•	Repeat customers generated approximately 65 percent of total quarterly bookings in the second quarter, compared with 63 percent in the same quarter a year ago.

•

Average daily order volume in the second quarter of fiscal 2009 exceeded 43,000, reflecting an approximate 43 percent increase over an average of more than 30,000 orders per day in the same quarter a year ago.

•	Advertising spending in the second quarter was $27.8 million, or 20.0 percent of revenue, compared to $20.9 million, or 19.9 percent of revenue in the same quarter a year ago.

•	Non-US markets contributed 42 percent of total revenue in the second quarter, up from 39 percent in the same quarter a year ago.

•	Average order value in the second quarter including revenue from shipping and processing was $33.57, a 5 percent decrease when compared to $35.50 in the same quarter a year ago.

•	Web site sessions in the second quarter were 61.4 million, a 16 percent increase over 53.0 million in the same quarter a year ago.

•	Conversion rates were 6.5 percent in the second quarter of fiscal 2009, compared to 5.4 percent in the same quarter a year ago.

“VistaPrint exceeded its second quarter targets thanks to the success of seasonal holiday product lines, gross margin improvements, and effective cost controls,” noted chief financial officer Mike Giannetto. “However, economic conditions and exchange rates remain uncertain, and we have attempted to factor these risks into our financial guidance for future periods.”

Financial Guidance as of January 27, 2009:

Based on current and anticipated levels of demand, the Company expects the following financial results:

Revenue

•	For the third quarter of fiscal year 2009, ending March 31, 2009, the Company expects revenue of approximately $121 million to $130 million.

•	For the full fiscal year ending June 30, 2009, the Company expects revenue of approximately $495 million to $515 million.

GAAP Fully-Diluted Earnings Per Share

•

For the third quarter of fiscal year 2009, ending March 31, 2009, the Company expects GAAP fully-diluted earnings per share of approximately $0.23 to $0.28, which assumes 43.0 million weighted average shares outstanding.

•

For the full fiscal year ending June 30, 2009, the Company expects GAAP fully-diluted earnings per share of approximately $1.07 to $1.16, which assumes 44.1 million weighted average shares outstanding.

Non-GAAP Adjusted Net Income Per Fully-Diluted Share

•

For the quarter ending March 31, 2009, the Company expects non-GAAP adjusted net income per fully diluted share of approximately $0.34 to $0.39, which assumes a non-GAAP fully diluted weighted average share count of approximately 43.6 million shares, and share-based compensation expense of approximately $4.9 million.

•

For the full fiscal year ending June 30, 2009, the Company expects non-GAAP adjusted net income per fully diluted share of approximately $1.52 to $1.61, which assumes a non-GAAP fully diluted weighted average share count of approximately 44.6 million shares, and share-based compensation expense of approximately $20.9 million.

Capital Expenditures

•	For the third quarter of fiscal year 2009, ending March 31, 2009, the Company expects to make capital expenditures of approximately $25 million to $30 million.

•	For the full fiscal year ending June 30, 2009, the Company expects to make capital expenditures of approximately $77 million to $87 million.

Planned capital investments in fiscal 2009 include two major facility projects: the construction of a new service center facility to accommodate the company’s Montego Bay, Jamaica operations, which is expected to be completed at the end of calendar year 2010, and continued work on the expansion of the Company’s Windsor, Ontario manufacturing facility, the current phase of which is expected to be completed in the third quarter of fiscal year 2009.

The foregoing guidance supersedes any guidance previously issued by the Company. All such previous guidance should no longer be relied upon.

At approximately 4:20 p.m. (EST) on January 27, 2009, VistaPrint will post, on the investor relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:00 p.m. (EST) there will be a Web cast of a live Q&A session with VistaPrint management. Links to this Q&A session will also be posted on the investor relations section of the Company’s Web site. A replay of the Q&A session will be available on the Company’s Web site following the call on January 27, 2009.

About non-GAAP financial measures

To supplement VistaPrint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, VistaPrint has used the following measures defined as non-GAAP financial measures by the SEC: non-GAAP adjusted net income and non-GAAP adjusted net income per diluted share. The item excluded from the non-GAAP measurements is share-based compensation expense inclusive of income tax effects. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Share-based compensation expense

VistaPrint adopted SFAS 123(R), Share-Based Payments, on July 1, 2005 and began expensing the fair value of share option grants issued to employees and directors. Prior to that date, the Company had accounted for share option grants under the provisions of APB No. 25, Accounting for Stock Issued to Employees, and therefore had not recorded any compensation expense related to such grants.

VistaPrint’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that may not be indicative of our core business operating results. VistaPrint believes that both management and investors have historically benefited from referring to these non-GAAP financial measures in assessing VistaPrint’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to VistaPrint’s historical performance and our competitors’ operating results. Management believes that these benefits were particularly important during the period following adoption of SFAS 123(R), as prospective equity grants resulted in incremental share-based compensation expenses not previously reported by VistaPrint prior to adoption of SFAS 123(R), which management believes were not indicative of core business operating results.

VistaPrint previously announced the Company’s intention to eliminate the use of non-GAAP financial measures in its financial reporting and guidance beginning with the first quarter of the fiscal year ending June 30, 2009, other than to facilitate non-GAAP comparisons during a transition period, because management believed that the reporting of non-GAAP measures would by that time no longer provide meaningful supplemental information to investors regarding the Company’s performance. However, based on subsequent investor feedback, management has concluded that many investors believe they would continue to benefit from referring to these non-GAAP financial measures in assessing VistaPrint’s performance and when forecasting and analyzing future periods. Therefore, the Company intends to continue to use non-GAAP financial measures in its financial reporting and guidance in fiscal year 2009 and will reevaluate their use in future periods. Until VistaPrint ceases to include non-GAAP financial measures in its reporting, it expects to compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the Company’s financial performance, management does (and investors should) rely upon GAAP financial statements.

About VistaPrint

VistaPrint Limited (Nasdaq: VPRT) is the small business marketing company having served over 17 million customers world-wide. VistaPrint offers small businesses the ability to market their business with a broad range of brand identity and promotional products, marketing services and electronic marketing solutions. A global company, VistaPrint employs more than 1,600 people and operates 19 localized websites serving over 120 countries around the world. A broad range of marketing products and services are available online at www.vistaprint.com. VistaPrint’s products are satisfaction guaranteed.

VistaPrint and the VistaPrint logo are registered trademarks of VistaPrint. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about management’s future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected growth and development of our business including the financial guidance set forth under the heading “Financial Guidance as of January 27, 2009,” our operating performance, our margins, our market position, our reinvestment program, and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract customers and to retain customers and to do so in a cost-effective manner, willingness of purchasers of graphic design services and printed products to shop online, failure of our investments, unexpected increases in our use of funds, failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, exchange rate fluctuations, downturns in general economic conditions, and other factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, our Form 10-Q for the quarter ended September 30, 2008, and other documents we periodically file with the SEC.

In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Financial Tables to Follow

VistaPrint Limited

Consolidated Balance Sheets

	December 31, 2008	June 30, 2008
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$97,892	$103,145
Marketable securities	13,123	26,598
Accounts receivable, net of allowances of $200 and $213 at December 31, 2008 and June 30, 2008, respectively	4,989	6,105
Inventory	4,069	2,548
Prepaid expenses and other current assets	7,202	5,678

Total current assets	127,275	144,074
Property, plant and equipment, net	174,646	154,520
Software and web site development costs, net	5,992	5,380
Deferred tax assets	2,956	2,956
Other assets	9,655	9,022

Total assets	$320,524	$315,952

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$12,506	$8,486
Accrued expenses	47,528	35,655
Deferred revenue	2,516	1,893
Current portion of long-term debt	8,977	3,304

Total current liabilities	71,527	49,338
Deferred tax liability	2,578	2,656
Other liabilities	3,905	1,946
Long-term debt	11,432	19,507
Shareholders' equity:
Common shares, par value $0.001 per share, 500,000,000 shares authorized; 43,878,282 and 44,279,248 shares issued and 42,091,892 and 44,279,248 shares outstanding at December 31, 2008 and June 30, 2008, respectively	45	44
Treasury shares at cost: 1,786,390 shares at December 31, 2008	(27,111)	—
Additional paid-in capital	185,237	191,271
Retained earnings	69,921	43,098
Accumulated other comprehensive income	2,990	8,092

Total shareholders' equity	231,082	242,505

Total liabilities and shareholders' equity	$320,524	$315,952

VistaPrint Limited

Consolidated Statements of Operations

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
	(Unaudited)
	(in thousands, except share and per share data)
Revenue	$138,903	$105,017	$253,135	$184,470

Cost of revenue (1)	50,692	39,896	95,536	69,648
Technology and development expense (1)	15,246	11,124	29,054	20,232
Marketing and selling expense (1)	42,683	34,123	77,484	60,439
General and administrative expense (1)	9,629	8,076	20,576	15,445

Income from operations	20,653	11,798	30,485	18,706
Interest income	564	1,147	1,291	2,321
Other income (expense), net	(426)	100	(1,366)	98
Interest expense	353	421	733	856

Income before income taxes	20,438	12,624	29,677	20,269
Income tax provision	1,889	1,455	2,854	2,220

Net income	$18,549	$11,169	$26,823	$18,049

Basic net income per share	$0.43	$0.25	$0.61	$0.41

Diluted net income per share	$0.42	$0.24	$0.59	$0.39

Weighted average common shares outstanding—basic	43,297,815	43,838,575	43,838,748	43,691,390

Weighted average common shares outstanding—diluted	44,253,345	46,313,960	45,133,894	46,056,567

(1) Share-based compensation cost is allocated as follows:
	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
	(Unaudited)
	(in thousands)
Cost of revenue	$186	$210	$382	$345
Technology and development expense	1,196	1,056	2,460	1,861
Marketing and selling expense	985	989	2,022	1,805
General and administrative expense	2,428	1,434	5,419	2,719

	$4,795	$3,689	$10,283	$6,730

VistaPrint Limited

Reconciliations of Non-GAAP Financial Measures

	Three Months Ended December 31,				Six Months Ended December 31,
	2008		2007		2008		2007
	(Unaudited)				(Unaudited)
	(in thousands, except per share data)				(in thousands, except per share data)
Non-GAAP adjusted net income reconciliation:
Net income	$18,549		$11,169		$26,823		$18,049
Add back:
Share-based compensation expense, inclusive of income tax effects	4,971	(a)	3,822	(b)	10,652	(c)	6,976	(d)

Non-GAAP adjusted net income	$23,520		$14,991		$37,475		$25,025

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.42		$0.24		$0.59		$0.39
Add back:
Share-based compensation expense, inclusive of income tax effects	0.11		0.08		0.23		0.14

Non-GAAP adjusted net income per diluted share	$0.53		$0.32		$0.82		$0.53

(a)	Includes share-based compensation charges of $4,795 and the income tax effects related to those charges of $176

(b)	Includes share-based compensation charges of $3,689 and the income tax effects related to those charges of $133

(c)	Includes share-based compensation charges of $10,283 and the income tax effects related to those charges of $369

(d)	Includes share-based compensation charges of $6,730 and the income tax effects related to those charges of $246

VistaPrint Limited

Consolidated Statements of Cash Flows

	Six Months Ended December 31,
	2008	2007
	(Unaudited)
	(in thousands)
Operating activities
Net income	$26,823	$18,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,646	11,068
Loss on disposal of long lived assets	—	50
Write-off of long lived assets	1,331	62
Share-based compensation expense	10,283	6,730
Tax benefits derived from share-based compensation awards	(28)	—
Changes in operating assets and liabilities:
Accounts receivable	979	1,344
Inventory	(1,628)	(1,176)
Prepaid expenses and other assets	(2,046)	(3,119)
Accounts payable	3,848	5,432
Accrued expenses and other current liabilities	16,496	13,590

Net cash provided by operating activities	72,704	52,030

Investing activities
Purchases of property, plant and equipment	(41,500)	(34,692)
Purchases of marketable securities	(6,078)	(28,970)
Sales of marketable securities	18,837	32,597
Purchase of intangible assets	—	(1,250)
Capitalization of software and website development costs	(3,327)	(2,155)

Net cash used in investing activities	(32,068)	(34,470)

Financing activities
Repayments of long-term debt	(1,624)	(1,611)
Payment of withholding taxes in connection with settlement of RSUs	(1,405)	(1,583)
Repurchase of common shares	(45,518)	—
Tax benefits derived from share-based compensation awards	28	—
Proceeds from issuance of common shares	3,285	5,822

Net cash provided by financing activities	(45,234)	2,628
Effect of exchange rate changes on cash	(655)	530

Net increase (decrease) in cash and cash equivalents	(5,253)	20,718

Cash and cash equivalents at beginning of period	103,145	69,464

Cash and cash equivalents at end of period	$97,892	$90,182

Free cash flow reconciliation:
Net cash provided by operating activities	$72,704	$52,030
Purchases of property, plant and equipment, net	(41,500)	(34,692)
Capitalization of software and website development costs	(3,327)	(2,155)

Total free cash flow	$27,877	$15,183